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                                                                      EXHIBIT 21

                             LIST OF SUBSIDIARIES OF
                          CAPSTEAD MORTGAGE CORPORATION

At December 31, 2000 the subsidiaries of Capstead Mortgage Corporation were as follows:


                                                                             STATE OF
                                                                             DOMICILE
--------------------------------------------------------------------------------------
PARENT COMPANY
  SUBSIDIARY
Capstead Mortgage Corporation ("CMC")....................................     Maryland
   Capstead Advisers, Inc................................................     Nevada
   Capstead Capital Corporation..........................................     Delaware
   Capstead Select Corporation...........................................     Delaware
   Capstead Securities Corporation I.....................................     Delaware
   Capstead Securities Corporation II....................................     Delaware
   Capstead Securities Corporation III...................................     Delaware
   Capstead Securities Corporation IV....................................     Delaware
   CMC Securities Corporation I..........................................     Nevada
   CMC Securities Corporation III........................................     Delaware
   CMC Securities Corporation IV.........................................     Delaware
   CMC ARM Securities Corporation........................................     Delaware
   Capstead Mortgage Services Corporation................................     Delaware

   Capstead Holdings, Inc.(1)............................................     Delaware
     Capstead Inc.(2)....................................................     Delaware
     CMC Securities Corporation II(2)....................................     Delaware

CMC Investment Partnership(3)............................................     Texas











(1)    CMC owns all of the issued and outstanding preferred stock.
(2)    Capstead Holdings, Inc. owns all the issued and outstanding common stock.
(3)    A general partnership owned by CMC and Capstead Holdings, Inc.